    Exhibit 99.1

Contact:  Worldwide Communications
Joe Hopkins (847) 700-5770, 5538
Night: (847) 700-4088
UNITED AIRLINES REPORTS SEPTEMBER TRAFFIC
  FOR IMMEDIATE RELEASE

          CHICAGO, Oct. 3, 2001-United Airlines (NYSE:UAL) today reported that the company flew 31.5 percent fewer revenue passenger miles (RPMs) in September versus the comparable month in 2000. Driven by the terrible events of September 11, seat capacity was down 21.7 percent. The airline's passenger load factor of 61.1 percent was down 8.8 points from a year ago.

Traffic was severely affected by terrorist attacks on September 11

          Following the federally-mandated cessation of operations on September 11, September 12 and September 13, United resumed limited operations on September 14 and gradually built its services to approximately 80 percent of the schedule offered prior to September 11.

          Systemwide load factor for the period September 1-10 was 72.3 percent. For the period September 11-30, systemwide load factor was 53 percent.

          United offers nearly 1,900 flights each day on a network that spans the globe.  United's website is www.united.com.

	2001	2000
	SEPTEMBER	SEPTEMBER	PERCENT
	(000)	(000)	CHANGE

SCHEDULED SERVICE ONLY:
REVENUE PLANE MILES	60,014	77,156	-22.2
NUMBER OF DEPARTURES	48,880	66,390	-26.4
REVENUE PASSENGERS	4,236	6,473	-34.6

REVENUE PASSENGER MILES:
NORTH AMERICA	3,904,713	5,868,959	-33.5
PACIFIC	1,477,887	2,214,865	-33.3
ATLANTIC	1,365,705	1,749,158	-21.9
LATIN AMERICA	290,996	443,990	-34.5
SYSTEM	7,039,301	10,276,972	-31.5

AVAILABLE SEAT MILES:
NORTH AMERICA	6,746,910	9,063,197	-25.6
PACIFIC	2,351,784	2,885,665	-18.5
ATLANTIC	1,891,933	2,101,845	-10.0
LATIN AMERICA	532,953	659,930	-19.2
SYSTEM	11,523,580	14,710,637	-21.7

PASSENGER LOAD FACTOR (PERCENT):
NORTH AMERICA	57.9	64.8	-6.9pts
PACIFIC	62.8	76.8	-14.0pts
ATLANTIC	72.2	83.2	-11.0pts
LATIN AMERICA	54.6	67.3	-12.7pts
SYSTEM	61.1	69.9	-8.8pts

CARGO TON MILES:
FREIGHT	125,859	218,091	-42.3
MAIL	18,161	47,742	-62.0
SYSTEM	144,020	265,833	-45.8

TOTAL SYSTEM INCLUDING CHARTER:
REVENUE PASSENGER MILES	7,042,063	10,282,745	-31.5
AVAILABLE SEAT MILES	11,527,994	14,720,510	-21.7

REVENUE PSGR. KM.	11,332,792	16,548,022	-31.5
AVAILABLE SEAT KM.	18,552,001	23,689,717	-21.7

TOTAL REVENUE TON MILES	848,226	1,294,107	-34.5
TOTAL AVAIL. TON MILES	1,845,091	2,321,749	-20.5

TOTAL REV. TON KM.	1,230,220	1,877,437	-34.5
TOTAL AVAIL. TON KM.	2,693,833	3,389,754	-20.5

	-more-

	YEAR TO DATE	YEAR TO DATE	PERCENT CHANGE
	2001	2000

SCHEDULED SERVICES ONLY (000):
REVENUE PLANE MILES	693,054	693,894	-0.1
NUMBER OF DEPARTURES	588,874	609,681	-3.4
REVENUE PASSENGERS	59,980	63,969	-6.2

REVENUE PASSENGER MILES:
NORTH AMERICA	55,779,374	59,531,000	-6.3
PACIFIC	18,647,344	18,353,044	1.6
ATLANTIC	14,523,707	13,749,793	5.6
LATIN AMERICA	3,965,566	4,255,273	-6.8
SYSTEM	92,915,991	95,889,110	-3.1

AVAILABLE SEAT MILES:
NORTH AMERICA	79,049,279	83,009,136	-4.8
PACIFIC	25,902,204	25,034,158	3.5
ATLANTIC	19,138,321	17,522,962	9.2
LATIN AMERICA	5,683,951	6,016,697	-5.5
SYSTEM	129,773,755	131,582,953	-1.4

PASSENGER LOAD FACTOR (PERCENT):
NORTH AMERICA	70.6	71.7	-1.1pts
PACIFIC	72.0	73.3	-1.3pts
ATLANTIC	75.9	78.5	-2.6pts
LATIN AMERICA	69.8	70.7	-0.9pts
SYSTEM	71.6	72.9	-1.3pts

CARGO TON MILES
FREIGHT	1,489,417	1,903,004	-21.7
MAIL	377,863	442,747	-14.7
SYSTEM	1,867,280	2,345,751	-20.4

TOTAL SYSTEM INCLUDING CHARTER
REVENUE PASSENGER MILES	92,935,391	95,927,442	-3.1
AVAILABLE SEAT MILES	129,807,540	131,645,450	-1.4

REVENUE PSGR. KM.	149,560,925	154,376,032	-3.1
AVAILABLE SEAT KM.	208,899,274	211,857,023	-1.4

TOTAL REVENUE TON MILES	11,160,813	11,938,506	-6.5
TOTAL AVAIL. TON MILES	20,339,079	20,661,373	-1.6

TOTAL REV. TON KM.	16,186,712	17,318,638	-6.5
TOTAL AVAIL. TON KM.	29,695,055	30,165,605	-1.6

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